EXHIBIT 10.10

GEOLOGICAL CONSULTING SERVICES AGREEMENT

THIS AGREEMENT is made effective as of the 20th day of April, 2017.

BETWEEN:

RISE GOLD CORP., having an office at 488 – 1090 West
Georgia Street, Vancouver, BC V6E 3V7

(the "Company")

AND:

FRED TEJADA, of 2 – 10340 156 Street, Surrey, BC V3R 4L8

(the "Consultant")

WHEREAS the Company desires to engage the services of the Consultant as an independent contractor to perform geological consulting services for the Company in respect of, among other properties, the Grass Valley Project and the Consultant agrees to the provision of such services on the terms and subject to the conditions set out in this Agreement.

THIS AGREEMENT WITNESSES that in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Engagement

The Company hereby engages the Consultant to provide geological consulting services (the “Services”) respecting the Grass Valley Project and such other mineral properties the Company may, from time to time request, upon the terms and conditions set forth herein. While the Consultant shall not be obligated to provide services to the Company on an exclusive basis and shall be at liberty to provide services to others, the Consultant agrees to devote such time and attention to the business and affairs of the Company as is required to properly provide the Services.

2.	Term

This Agreement shall be in force for a term commencing on April 20, 2017 and ending December 31, 2020 unless the parties have terminated this Agreement as set out paragraph 7.

3.	Compensation

The Consultant will invoice the Company periodically for any work performed at the request of the Company, which invoice shall be payable within thirty (30) days after the date of the invoice. The Consultant shall be responsible for and shall pay all contractors and consultants retained by the Consultant, unless otherwise agreed to in writing by the parties. The parties acknowledge and agree that the Consultant currently holds 400,000 options (the “Options”) exercisable at a price of $0.15, until March 22, 2021 which Options were granted to the Consultant pursuant to an agreement dated March 23, 2016, at which time the Consultant served as a director and officer to the Company. The Options shall remain subject to, and be governed by the terms of the Company’s Stock Option Plan, as adopted and approved from time to time by the Company.

4.	Status

The Consultant is acting as an independent contractor in performing services hereunder, and nothing in this Agreement creates or is intended to constitute an employment or agency relationship between the parties. The Company is under no obligation to request the Services of the Consultant and there is no minimum annual work commitment incumbent on either of the parties.

5.	Ownership and Work Product

The Consultant acknowledges that all items of any and every nature or kind created, including but not limited to any and all data generated, acquired, or created by the Consultant in performance of the Services for the Company, or used by the Consultant pursuant to its engagement under this Agreement, or furnished by the Company to the Consultant, and all equipment, books, records, reports, files, diskettes, manuals, literature, or any other materials (whether in writing or stored in computerized, electronic, disk, tape, microfilm or any other form), shall remain and be considered the exclusive property of the Company at all times and shall be surrendered to the Company in good condition, promptly at the request of the Company or its subsidiaries, or in the absence of a request, upon the termination of this Agreement.

6.	Confidentiality

The Consultant shall not, except as authorized or required by the Consultant’s duties, reveal or divulge to any unauthorized person or companies, without the prior written consent of the Company, any information (the “Confidential Information”) which is non-public, confidential or proprietary in nature relating to the Company or the Company’s business including without limitation business plans, financial data, products, past, current and prospective customers of the Company, transactions or other affairs of the Company and analyses, compilations, forecasts, documentation, software, know-how, technical information, graphic designs, ideas and trade secrets, in oral, written, electronic or any other form. The Consultant shall not use nor attempt to use any Confidential Information in any manner which may injure or cause loss either directly or indirectly to the Company’s business or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement, but shall cease to apply to information or knowledge, which may come into the public domain other than as a result of disclosure by the Consultant. Confidential Information includes information saved in digital or analog form, and in electronic and magnetic mediums and pictures saved on film, on tape or electronically.

Nothing herein will prevent the Consultant from disclosing, using or reproducing any Confidential Information:

(a)	which is or becomes public knowledge other than through acts or omissions attributed to the Consultant;

(b)

which is independently obtained by the Consultant from a source which, to the Consultant’s knowledge, was not then prohibited from disclosing such information to the Consultant under any legal, contractual or fiduciary obligation to the Company;

(c)	which is required to be disclosed by applicable law, regulation or legal process; or

(d)	to the extent approved by the Company in writing.

The Consultant agrees that in the event of a breach or threatened breach by the Consultant of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any breach by the Consultant, or by any or all of the Consultant’s partners, co-venturers, employers, employees, servants, agents, representatives and any and all persons directly or indirectly acting for, on behalf of, or with the Consultant.

7.	Termination

This Agreement may be terminated:

(a)	by the Company without prior notice if, at any time, the Consultant:

	(i)	commits a material breach of a provision of this Agreement;

	(ii)	is unable or unwilling to perform the duties under this Agreement; or

	(iii)	commits fraud or serious neglect or misconduct in the performance of the Consultant’s duties; or

(b)	by the Consultant upon giving the Company thirty (30) day’s written notice.

8.	Assignment

Neither the Company nor the Consultant may sell, assign or transfer any rights or responsibilities under this Agreement without the prior written consent of the other, and any such assignment or delegation by either party without such consent shall be void.

9.	Further Assurances

The parties agree to perform any further acts and to execute and deliver any further documents which may be necessary or appropriate to carry out the purposes of this Agreement.

10.	Severability

If any provision of this Agreement is held to be unenforceable, invalid or illegal by any court of competent jurisdiction, such unenforceable, invalid or illegal provision shall not affect the remainder of this Agreement.

11.	Entire Agreement

This Agreement contains the entire agreement of the parties relating to the provision of the Services described herein. This Agreement may not be amended, modified, varied or supplemented except in writing signed by the Parties.

12.	Notices

Any notice, payment or other communication required or permitted to be given or served pursuant to this Agreement shall be in writing and shall be delivered personally or forwarded by registered mail or transmitted by facsimile or e-mail to the party concerned addressed as follows:

If to the Company:

488 – 1090 West Georgia Street
Vancouver, BC V6E 3V7

Attention: President

Email: ben@risecapitalresources.com

If to the Consultant:

2 – 10340 156 Street
Surrey, BC V3R 4L8

Email: fred@skanderbegcapital.com

or at such other address as the other party may from time to time direct in writing. Any notice, direction or other instrument will, if delivered or faxed, be deemed to have been given and received on the day it was delivered or faxed; if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received; and, if sent by e-mail, be deemed to have been received upon the date of a read receipt acknowledgement. Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

13.	Independent Advice

The Consultant acknowledges being advised to obtain and having received such independent legal, accounting and tax advice from the Consultant’s professional advisors as the Consultant has determined necessary or advisable to enter into this Agreement.

14.	Arbitration

All disputes, controversies and differences which may arise under this Agreement between the Consultant and the Company which cannot be resolved between them shall be referred to and finally resolved by a single arbitrator (the “Arbitrator”) pursuant to the Arbitration Act, R.S.B.C. 1996, c. 55, as amended. The decision of the Arbitrator on all issues or matters submitted to the Arbitrator for resolution shall be conclusive, final and binding on all of the parties. The Arbitrator shall determine who shall bear the costs of arbitration pursuant to this Section 12.

15.	Binding Effect

This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

16.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

17.	Counterpart Execution and Delivery

This Agreement may be executed in counterparts and delivered electronically or by fax, each of which shall be deemed to be an original and both of which shall constitute one instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written notwithstanding its actual date of execution.

RISE GOLD CORP.

Per:	“Cale Thomas”

Authorized Signatory

SIGNED, SEALED AND DELIVERED
by FRED TEJADA	)
in the presence of:	)
	)	“Fred Tejada”
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Witness Signature	)	FRED TEJADA
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